UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

BIODEL INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (I.R.S. Employer Identification No.)
100 Saw Mill Road, Danbury, Connecticut 06810 (Address of principal executive offices, including zip code) (203) 796-5000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 20, 2015, Biodel Inc. (the “Company”) closed its previously-announced underwritten public offering of 37,500,000 shares of common stock, par value $0.01 per share (which amount includes the full exercise of the underwriter’s option to purchase 4,891,304 shares to cover overallotments), at a price to the public of $.92 per share, resulting in net proceeds of approximately $32,068,750, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the proceeds from the offering for operating costs, capital expenditures and for general corporate purposes, including working capital. William Blair & Company, L.L.C. and Ladenburg Thalmann & Co. Inc. acted as the joint book-running managers for the offering. Roth Capital Partners, LLC acted as co-manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODEL INC.

Date: April 20, 2015	By:	/s/ Paul S. Bavier
Name: Paul S. Bavier Title: General Counsel and Secretary